UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2006 (December 11, 2006)

LIFEPOINT HOSPITALS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-51251	20-1538254
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

103 Powell Court, Suite 200
Brentwood, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)
(615) 372-8500
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-10.1 EXECUTIVE SEVERANCE AND RESTRICTIVE COVENANT AGREEMENT

Section 5 Corporate Governance and Management
   Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On December 11, 2006, LifePoint CSGP, LLC (the “Company”), a wholly-owned subsidiary of LifePoint Hospitals, Inc., a Delaware corporation (together with its subsidiaries and affiliates, “LifePoint”), entered into an Executive Severance and Restrictive Covenant Agreement (the “Agreement”) with William F. Carpenter III, LifePoint’s President and Chief Executive Officer. The following summary of the Agreement is qualified in its entirety by reference to the Agreement, which is attached as Exhibit 10.1 and incorporated herein by reference. Mr. Carpenter was appointed LifePoint’s President and Chief Executive Officer on June 26, 2006 and continues to serve in such capacity. In the event that Mr. Carpenter is terminated by the Company (other than pursuant to a change in control as discussed below), the Agreement specifies the respective rights and obligations of the Company and Mr. Carpenter.
Pursuant to the Agreement, Mr. Carpenter continues to be employed at will and receives compensation in an amount determined by the Board of Directors of LifePoint Hospitals, Inc. or a committee thereof. The Agreement includes provisions that prohibit Mr. Carpenter from competing with or soliciting employees or consultants of LifePoint during his employment period and for a period of 24 months thereafter or disclosing confidential information of LifePoint. The Agreement imposes certain obligations on the Company upon the termination of Mr. Carpenter’s employment, including, under certain circumstances, the continuation of certain benefits for a period of 24 months and the payment of severance. Any severance received by Mr. Carpenter would be conditioned upon Mr. Carpenter’s release of all claims against LifePoint and be paid in an amount equal to his then current base salary for a period of 24 months following the date of termination of his employment plus an amount equal to two (2) times Mr. Carpenter’s bonus earned for the prior fiscal year which bonus amount would be paid in equal amounts, ratably, over the 24 month period following the date of termination of his employment.. In the event of a breach by Mr. Carpenter of any of the restrictive covenants described above, Mr. Carpenter will forfeit additional severance payments from the date of the breach. The Agreement does not alter the payments and benefits due to Mr. Carpenter in the event of his termination following a change in control of LifePoint, which are governed by the LifePoint Hospitals, Inc. Change in Control Severance Plan.
Section 9 Financial Statements and Exhibits.
    Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

10.1	Executive Severance and Restrictive Covenant Agreement by and between LifePoint CSGP, LLC and William F. Carpenter III, dated as of December 11, 2006.

10.2
LifePoint Hospitals, Inc. Change in Control Severance Plan (incorporated by reference from exhibits to the Historic LifePoint Hospitals, Inc. Current Report on Form 8-K dated May 16, 2002, File No. 000-29818).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2006	LIFEPOINT HOSPITALS, INC.
	By:	/s/ Michael J. Culotta
Michael J. Culotta
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits
10.1	Executive Severance and Restrictive Covenant Agreement by and between LifePoint CSGP, LLC and William F. Carpenter III, dated as of December 11, 2006.

10.2
LifePoint Hospitals, Inc. Change in Control Severance Plan (incorporated by reference from exhibits to the Historic LifePoint Hospitals, Inc. Current Report on Form 8-K dated May 16, 2002, File No. 000-29818).